Exhibit 10.1

SUBLEASE

This instrument is a Sublease (the “Sublease”) dated as of July 19, 2021 (the “Execution Date”) between ADICET BIO, INC., a Delaware corporation (“Sublessor”), and RFS OPCO LLC, a Delaware limited liability company (“Sublessee”).  The parties to this instrument hereby agree with each other as follows:

SUMMARY OF BASIC SUBLEASE PROVISIONS

1.1BASIC DATA

ALL CAPITALIZED TERMS USED HEREIN SHALL HAVE THE MEANINGS ASCRIBED TO THEM IN THE PRIME LEASE (hereinafter defined) UNLESS OTHERWISE DEFINED HEREIN.

Commencement Date:	The later of (i) September 1, 2021 or thirty (30) days following the Early Access Date set forth below and (ii) the date that Prime Lessor has delivered its written consent to this Sublease.

Early Access Date:

So long as Prime Lessor has provided its written consent to this Sublease on or prior to August 1, 2021, Sublessee shall have access to the Premises (defined herein) commencing on the date that is thirty (30) days prior to the Commencement Date, for the purpose of installation of fixtures, equipment, wiring and cabling (“Early Access”).  However, if Prime Lessor has not provided its written consent to this Sublease on or prior to August 1, 2021, the Early Access Date shall be the date Prime Lessor provides such consent.  Such Early Access shall be subject to all of the terms and conditions contained in this Sublease (other than payment of Base Rent and Sublessee’s Share of Expenses and Taxes (as such terms are defined below)), including, without limitation, Tenant’s insurance and indemnity obligations as contained in this Sublease.  Prior to Early Access, Sublessee shall provide Sublessor with certificates of insurance or other evidence acceptable to Sublessor evidencing Sublessee’s compliance with its insurance obligations.  If Sublessee requires any Building service during the period of Early Access, Sublessee shall pay for the service required.

Sublessor:	Adicet Bio, Inc., a Delaware corporation, as successor-in-interest to resTORbio, Inc. a Delaware corporation

Mailing Address of Sublessor:	200 Constitution Drive
Menlo Park, CA 94025
Attn: Nick Harvey

Sublessee:	RFS OPCO, LLC, a Delaware limited liability company

Present Mailing Address of Sublessee:	45 Rockefeller Plaza, Floor 5
New York, NY 10111
Attention: Edmond N. Moriarty, Chief Financial Officer
Email Address: emoriarty@rockco.com

with a copy to:

Rockefeller Capital Management L.P.

45 Rockefeller Plaza, Floor 5

New York, NY 10111

Attention:  Timothy J. McCarthy, Esq., Deputy General Counsel and Chief Compliance Officer

Email: tmccarthy@rockco.com

Mailing Address of Sublessee

as of the Commencement Date:	45 Rockefeller Plaza, Floor 5

New York, NY 10111

Attention: Edmond N. Moriarty, Chief Financial Officer

Premises:

9,501 square feet of Rentable Floor Area located on the thirteenth (13th) floor of 500 Boylston Street, Boston, Massachusetts (the “Building”), known as Suite 1300 and as approximately shown on the attached Exhibit A.  The Premises demised under this Sublease are the same premises leased to Sublessor by Prime Lessor under the Prime Lease (as such terms are defined below), and further identified in the Prime Lease as the Relocation Premises.

Prime Lease:	That certain Office Lease Agreement dated as of January 8, 2018, by and between Prime Lessor, as landlord, and Sublessor, as lessee, as amended by that certain First Amendment to Lease (the “First Amendment”) dated as of April 1, 2019, redacted copies of which are attached hereto as Exhibit B.

Prime Lessor:	500 Boylston & 222 Berkeley Owner (DE) LLC, a Delaware limited liability company

Base Rent:

$693,573.00 per annum ($73.00 per square foot of Rentable Floor Area), payable in monthly installments of $57,797.75 each.  The Base Rent shall increase by two percent (2%) annually, commencing on December 1, 2022.

Base Year for Expenses:	As set forth in Section 6.1.3 hereof.

Base Year for Taxes:	As set forth in Section 6.1.3 hereof.

Additional Rent:

Sublessee shall pay as additional rent: (a) Sublessee’s Share (as defined below) of Expenses (as such term is defined in the Prime Lease) in excess of the Base year for Expenses and Taxes (as such term is defined in the Prime Lease) in excess of the Base Year for Taxes payable by Sublessor as tenant under the Prime Lease in accordance with Section 6.1.3, below; (b) any additional charges assessed or charged to Sublessor or required to be paid by Sublessor pursuant to the Prime Lease in connection with Sublessee’s use or occupancy of the Premises, including, but not limited to, any parking charges pursuant to Exhibit F of the Prime Lease, charges for electricity used in the Premises pursuant to Section 7.02 of the Prime Lease and Section 1(d) of the First Amendment, charges incurred by Sublessor in connection with Sublessee’s use of the Premises beyond normal business hours or for extra services provided by Prime Lessor for which Prime Lessor charges an additional fee or charge, any costs incurred by Sublessor in connection with making any maintenance or repairs to the Premises in accordance with the terms of this Sublease, or any other charge, fee, cost or expense incurred by Sublessor in connection with the Prime Lease; and (c) any other amounts (exclusive of Base Rent) to be paid by Sublessee to Sublessor under this Sublease.

Rent Commencement Date:	The date that is thirty (30) days after the Commencement Date

Security Deposit:	$115,595.50

Sublessee’s Share:	1.46%, subject to the terms and provisions of Exhibit B, Section 2.04 of the Prime Lease.

Sublease Term or Term:	Beginning on the Commencement Date and expiring at 11:59 pm on July 30, 2026.

Permitted Use:	See Section 5.1 below.

Sublessee’s Parking Allocation:	Four (4) unreserved parking spaces, in accordance with and subject to the terms and conditions of Exhibit F of the Prime Lease and Section 1(f) of the First Amendment.

Sublessee’s Broker:	Cushman & Wakefield

Sublessor’s Broker:	Colliers International

Guarantor:	Rockefeller Capital Management L.P.

Article 2

PREMISES

2.1SUBLEASE OF PREMISES

Subject to and provided that Prime Lessor gives Prime Lessor’s written consent to the subleasing contemplated by this Sublease, Sublessor hereby subleases to Sublessee, and Sublessee hereby accepts and subleases from Sublessor, upon and subject to the terms and provisions of the Prime Lease, all of Sublessor’s right, title and interest in and to the Premises pursuant to the Prime Lease.  Included as part of the Premises sublet hereunder are all of Sublessor’s appurtenant rights under the Prime Lease to use the Common Areas (as defined in the Prime Lease), including without limitation Sublessee’s Parking Allocation, subject in all events to the Prime Lessor’s rights reserved and excepted in the Prime Lease.

2.2PRIME LEASE

2.2.1Sublessor hereby represents and warrants that: (i) Sublessor is the tenant under the Prime Lease and has the full right to enter into this Sublease (subject, however, to Prime Lessor’s consent); (ii) the Prime Lease is in full force and effect and, to the best of Sublessor’s actual knowledge, Sublessor is not in default thereunder; (iii) Sublessor has not received from Prime Lessor any written notice of any default on the part of Sublessor as tenant under the Prime Lease which has not been cured, nor has Sublessor given Prime Lessor written notice of any default on the part of Prime Lessor as landlord under the Prime Lease which has not been cured; and (iv) a true and complete copy of the Prime Lease with certain redactions is attached hereto as Exhibit B.  Sublessee warrants and acknowledges that it has reviewed the Prime Lease and is satisfied with the arrangements therein reflected.  Sublessee also represents and warrants that it is satisfied with the present condition of the Premises (which Sublessee takes “as is” as of the date the Sublessee’s last inspection of the Premises, to wit, May 5, 2021, reasonable wear and tear excepted, without any representation or warranty by Sublessor regarding the condition of the Premises or the fitness of the Premises for any particular use and without any obligation of any kind on Sublessor to make any repairs or improvements thereto in connection with Sublessee’s occupancy) and with Sublessee’s ability to use the Premises on the terms herein set forth.  Notwithstanding anything in the immediately forgoing sentence to the contrary, to the best of Sublessor’s actual knowledge without having undertaken any independent investigation, Sublessor confirms that the Building systems and equipment that are the responsibility of the tenant under Section 9.01 of the Prime Lease to maintain and repair shall be in good working order and condition as of the Commencement Date.

2.2.2The Prime Lease is by this reference incorporated into and made a part hereof, except that

(i)all references in the Prime Lease to “Landlord”, “Tenant”, “Lease”, “Relocation Premises”, “Term” (or “Relocation Term”), and “Tenant’s Proportionate Share”, respectively, shall be deemed to refer to Sublessor, Sublessee, this Sublease, the Premises subleased hereunder, the Sublease Term, and Sublessee’s Share, respectively, except for all such references in the following sections and/or provisions of the Prime Lease, in which

“Landlord”, “Tenant”, “Lease” and “Premises” (or “Relocation Premises”), respectively, shall be deemed to refer to “Prime Lessor”, “Sublessee”, this “Sublease” and the “Premises subleased hereunder” (i.e., it is the intention of the parties that Prime Lessor shall retain all of its rights and obligations under such sections and/or provisions; that Sublessor shall not be entitled to exercise any of Prime Lessor’s rights, nor shall be bound by any of Prime Lessor’s obligations, under such sections and/or provisions; and that Sublessee shall be entitled to exercise all of Tenant’s rights, and shall be bound by all of Tenant’s obligations, under such sections and/or provisions):

(a)	Section 2.02 (Appurtenant Rights);
(b)	Section 7 (Building Services) (except that any charges payable to Prime Lessor under Section 7.02 (and Section 1(d) of the First Amendment) shall be paid to Sublessor as Additional Rent);
(c)	Section 8.03 (Leasehold Improvements) (except that the rights under this section apply equally to Prime Lessor and Sublessor);
(d)	Section 9.02 (Landlord Obligations);
(e)

Section 10 (Entry by Landlord) (except that the rights under this section apply equally to Prime Lessor and Sublessor), provided, however, Sublessor shall have no right to enter the Premises to perform repairs, alterations or additions, unless such entry is reasonably necessary in connection with Sublessor’s obligations under the Prime Lease;

(f)

Section 17 (Limitation of Liability) (except that the rights under Section 17.01(a) apply equally to Prime Lessor and Sublessor, to the extent applicable, and the rights under Section 17.01(b) apply equally to Sublessor and Sublessee);

(g)	Section 18 (Relocation);
(h)

Section 21 (Subordination to Mortgages; Estoppel Certificates) (except that the rights under 21.03 and 21.04 apply equally to Prime Lessor and Sublessor provided, however, Sublessor will enter into a non-disclosure agreement with Sublessee on terms which are commercially reasonable to Sublessee before Sublessee provides Sublessor with any financial statement);

(i)	Section 22.04 (Representations) (to the extent relating to the ownership of the Project, Property, and Building);
(j)	Section 22.12 (Reservations);
(k)	Section 22.13 (Rents from Real Property);

(l)	Section 22.14 (Unrelated Business Taxable Income);
(m)	Exhibit E (Building Rules and Regulations);
(n)	Exhibit F, Section 1 (Parking) (except that any charges payable under this section shall be paid to Sublessor as Additional Rent); and
(o)	First Amendment, Section 1(f) (Parking) (except that any charges payable under this section shall be paid to Sublessor as Additional Rent).

(ii)the following sections and/or provisions of the Prime Lease are expressly excluded from this Sublease (i.e., they shall not be deemed to be incorporated in this Sublease) either because they are inapplicable or because they are superseded by specific provisions hereof:

(a)	Section 1.04 (definitions of “Estimated Term Commencement Date”, “Term Commencement Date”, and “Rent Commencement Date”);
(b)	Section 1.05 (definition of “Term Expiration Date”);
(c)	Section 1.06 (intending to exclude from this Sublease only the rent table, which has been redacted from the copy attached to this Sublease as Exhibit B);
(d)	Section 1.10 (definition of “Landlord Delivery Work”);
(e)	Section 1.12 (definition of “Letter of Credit”);
(f)	Section 1.13 (definition of “Brokers”);
(g)	Section 1.15 (definition of “Notice Addresses”);
(h)	Section 3 (Term and Commencement Date);
(i)	Section 4 (Rent) (except that Sublessee shall be required to pay Additional Rent to Sublessor pursuant to Section 6.1 of this Sublease);
(j)	Section 6 (Letter of Credit);
(k)	Section 8.01 (Alterations) (except with respect to the reference to any terms or provisions of this section in Section 7.1 of this Sublease);
(l)	Section 11 (Assignment & Subletting) (except with respect to the reference to any terms or provisions of this section in Section 5.2 of this Sublease);

(m)	Section 12 (Notices);
(n)	Section 14 (Casualty Damage) (except with respect to the reference to any terms or provisions of this section in Article 11 of this Sublease);
(o)	Section 15 (Condemnation) (except with respect to the reference to any terms or provisions of this section in Article 11 of this Sublease);
(p)	Section 22.09 (Brokers);
(q)	Section 22.11 (Quiet Enjoyment);
(r)	Exhibit C (Work Letter);
(s)	Exhibit D (Commencement Letter);
(t)	Exhibit H (Letter of Credit Requirements);
(u)	First Amendment, Section 1(a) (Relocation Term);
(v)	First Amendment, Section 1(b) (Delivery of Relocation Premises and Relocation Premises Work);
(w)	First Amendment, Section 1(c) (Rent for Relocation Premises);
(x)	First Amendment, Section 1(e) (Letter of Credit);
(y)	First Amendment, Section 2 (Surrender of Original Premises);
(z)	First Amendment, Section 3(b) (Term Commencement and Expiration Dates);
(aa)	First Amendment, Section 3(c) (Base Rent);
(bb)	First Amendment, Section 3(d) (Tenant Work Allowance);
(cc)	First Amendment, Section 3(f) (Letter of Credit);
(dd)	First Amendment, Section 4 (Broker); and
(ee)	First Amendment, Exhibit B (Work Letter).

(iii)Notwithstanding the foregoing, and except as expressly otherwise provided in this Sublease, the time limits contained in the Prime Lease for the giving of notices, making of demands or performing of any act, condition or covenant on the part of the tenant thereunder, or for the exercise by the tenant thereunder of any right or remedy, are changed for the purposes of incorporation herein by reference by shortening the same in each instance by five (5) days, so that in each instance Sublessee shall have five (5) days less time to observe or perform hereunder than Sublessor has as the tenant under the Prime Lease, unless such period is five (5) or fewer days, in which instance Sublessee shall have two (2) days less time to observe or perform hereunder than Sublessor has as the tenant thereunder.

2.2.3This Sublease is and shall remain subject and subordinate in all respects to the Prime Lease and to all renewals, modifications, consolidations, replacements and extensions thereof, provided, however, Sublessee consents thereto, which consent shall not be unreasonably withheld or delayed if Sublessee’s obligations are not materially increased and Sublessee’s rights are not materially diminished under this Sublease.  This Section 2.2.3 shall be self-operative and no further instrument of subordination shall be required.  In the event of termination or cancellation of the Prime Lease for any reason whatsoever with respect to all or any portion of the Premises, this Sublease shall automatically terminate with respect to all or such portion of the Premises and Sublessee shall have no recourse against Sublessor for a termination or cancellation of the Prime Lease due to no fault of Sublessor.

2.2.4Notwithstanding anything contained in this Sublease to the contrary, Sublessor shall have no obligation during the Sublease Term to provide any services of any nature whatsoever to Sublessee or to, in or for the benefit of the Premises or to expend any money for the preservation or repair of the Premises, or to observe or perform any obligations of Sublessor under this Sublease in any case where such services, expenditures or obligations are required under the Prime Lease to be provided, performed or observed by Prime Lessor for the benefit of Sublessor with respect to the Premises, and Sublessee agrees to look solely and directly to Prime Lessor for the furnishing of any such services, expenditure of any such sums, or observance or performance of any such obligations to which, or the benefit of which, Sublessee may be entitled under this Sublease, but nothing in the foregoing shall be deemed to exculpate or otherwise release Sublessor from, or prevent Sublessee from looking directly to Sublessor for, any liability arising out of Sublessor’s gross negligence or willful misconduct or the failure of Sublessor to perform its express obligations hereunder or under the Prime Lease, except for those obligations under the Prime Lease which Sublessee is obligated to perform hereunder.  Sublessor shall, however, upon the written request of Sublessee from time to time, use due diligence and reasonable efforts to cause Prime Lessor to furnish such services, expend such sums, and observe and perform such obligations which such due diligence and reasonable efforts shall be limited to notifying Prime Lessor in writing of Sublessee’s request, and if Sublessor reasonably determines that Prime Lessor has defaulted in the performance of its obligations under the Prime Lease beyond any applicable notice and cure periods, then sending Prime Lessor a written demand that such default be timely cured.  Without limiting the generality of any provision hereunder, the parties acknowledge and agree that to the extent Sublessor is entitled to an abatement pursuant to Section 7.03 of the Prime Lease, Sublessee shall be entitled to an equitable abatement of Base Rent under this Sublease.  Sublessor’s only obligations under the Prime Lease with respect to the Premises are to use the aforesaid due diligence and reasonable efforts, and make those payments of all rent and other charges due to Prime Lessor thereunder; provided, however, that Sublessee makes timely payment to Sublessor of all Base Rent and Additional Rent payable under this Sublease.  Sublessor hereby agrees that, so long as Sublessee makes timely payment to Sublessor of all Base Rent and Additional Rent payable by Sublessee hereunder, Sublessor shall make timely payment of all rent and other charges due to Prime Lessor as landlord under the Sublease.  It is the intention of the parties that Sublessee comply with all of Sublessor’s obligations as tenant under the Prime Lease (not excluded under Section 2.2.2, above) with respect to the Premises to the same extent and with the same force and effect as if Sublessee were tenant thereunder, and Sublessee hereby agrees to so comply with all such obligations of Sublessor under the Prime Lease with respect to the Premises.  Sublessee shall have no claim against Sublessor for any default by the Prime Lessor under Prime Lease.  If as a result of any default by Prime Lessor as landlord under the Prime Lease, Sublessor as tenant under the Prime Lease is entitled to any offset or similar rights against Prime Lessor (including without limitation Section 7.03 of the Prime Lease), Sublessee shall first be entitled to any rent abatement based on the rent it pays to Sublessor and any surplus shall be paid to Sublessor.  No default by Prime Lessor under the Prime Lease shall excuse Sublessee from the performance of any of its obligations to be performed under this Sublease or to any reduction in or abatement of any of the rent provided for in this Sublease, unless and only to the extent that Sublessor shall be excused from the performance of a corresponding obligation as the “Tenant” under the Prime Lease.

2.2.5Sublessee shall neither do, nor permit to do or be done, anything that would increase Sublessor’s obligations to the Prime Lessor under the Prime Lease, or that would cause the Prime Lease to be defaulted, terminated or forfeited.  Sublessor shall not amend or modify the Prime Lease in any way without Sublessee’s consent which shall not be unreasonably withheld or delayed, provided that Sublessee’s obligations will not be materially increased or Sublessee’s rights under this Sublease will not be materially diminished, and provided Sublessee is not in default under this Sublease beyond any applicable notice or cure period, Sublessor shall not do, nor permit to do or be done, anything that would cause the Prime Lease to be terminated or forfeited.

2.2.6Sublessor shall promptly give Sublessee a copy of any notice of default, termination or otherwise affecting the existence or validity of the Sublease or relating to any casualty or taking, given by Sublessor or Prime Lessor to the other.

Article 3

TERM OF SUBLEASE

3.1TERM

The Sublease Term shall be the period specified in Section 1.1, above.

Article 4

CONDITION OF PREMISES

4.1CONDITION OF PREMISES

Sublessee acknowledges that it is subleasing the Premises “AS IS”, in the order and condition as the Premises are in on the date Sublessee made its final inspection of the Premises, to wit, May 5, 2021, reasonable wear and tear excepted; and that Sublessee shall accept the Premises in that condition as of the date of Early Access, vacant, free of all trash, debris, and personal property other than the Furniture (as defined below).  Sublessee hereby agrees that Sublessor is under no obligation to perform any work upon or alteration to any part of the Premises for Sublessee’s use and occupancy thereof, and that if prior to the date of Early Access Sublessor receives written notice from Prime Lessor that it is required to perform any work or alteration to the Premises required by the Prime Lease, same shall be performed by Sublessor.  Sublessor represents that as of the Execution Date it has not received written notice that the Premises is not in compliance with any statutes, codes, ordinances, orders, rules or regulations of any municipal or governmental entity, including the Americans with Disabilities Act (collectively “Law”), or that the Premises contains any hazardous or toxic materials as defined by federal law, and if prior to the date of Early Access Sublessor receives notice that the Premises is in violation of any Law with which Sublessor must comply under the Prime Lease, or any notice that the Premises contains hazardous or toxic materials as defined by federal law that Sublessor is required to remediate under the Prime Lease, Sublessor shall comply with such Law or remove such hazardous or toxic materials from the Premises, as the case may be.

4.2FURNITURE, FIXTURES, AND EQUIPMENT

Sublessee shall have the right, during the Sublease Term, and at no additional cost to Sublessee, to use the furniture, fixtures, and equipment owned by Sublessor and located in the Premises as of the Execution Date and identified on Exhibit C-1 attached hereto (the “Furniture”), and shall maintain the Furniture in good condition and repair, reasonable wear and tear and damage by casualty excepted.  In connection with Sublessee’s surrender of the Premises to Sublessor on the Sublease Term Expiration Date pursuant to Section 20 of the Prime Lease, and provided Sublessee is not-then in default beyond any applicable notice and cure period, Sublessor and Sublessee shall execute and deliver the Bill of Sale attached hereto as Exhibit C (the “Bill of Sale”) pursuant to which Sublessor shall convey to Sublessee, for consideration of One Dollar ($1.00), all of Sublessor’s right, title, and interest in and to the Furniture.  Any furniture currently located in the Premises and not set forth on Exhibit C-1 attached hereto shall be removed from the Premises by Sublessor prior to the Commencement Date.  Sublessee hereby accepts the Furniture in its “as-is,” “where-is” condition, with all faults, as of the Sublessee’s last inspection of the Furniture, to wit, May 5, 2021, reasonable wear and tear excepted, and Sublessor makes no representations or warranties whatsoever as to the condition, merchantability or fitness for any particular purpose of the Furniture, except as otherwise expressly set forth in the Bill of Sale. Sublessor represents and warrants to Sublessee that Sublessor owns the Furniture free and clear of any liens, encumbrances or rights of third parties.  To the extent any of the Furniture is under warranty, simultaneously with the execution of the Bill of Sale, Sublessor shall assign such unexpired warranties to Sublessee, to the extent assignable. Notwithstanding any provision of this

Sublease to the contrary, Sublessee shall be responsible for removal of the Furniture from the Premises on or before the expiration or earlier termination of the Sublease Term, unless following a default of Sublessee beyond an applicable notice and cure period, Sublessor elects, in its sole and absolute discretion, to waive this obligation of Sublessor.

Article 5

USE

5.1PERMITTED USE

Sublessee agrees that the Premises shall be used and occupied for the Permitted Use (as defined in the Prime Lease) only.  During the Sublease Term, Sublessee shall assume and maintain exclusive control of the Premises.  Sublessee acknowledges and understands that Sublessee shall be responsible, at its expense, for providing any janitorial, cleaning, equipment and fixture maintenance and security services necessary for Sublessee’s use and occupancy of the Premises not otherwise provided by Prime Lessor under the Prime Lease.  Sublessee shall not permit the emission of objectionable noise or odor from the Premises.

5.2ASSIGNMENT AND SUBLETTING

Sublessee shall not, by operation of law or otherwise, assign, mortgage, pledge, encumber or in any manner transfer this Sublease, or any part thereof or any interest of Sublessee hereunder, or sublet or permit the Premises or any part thereof to be used or occupied by others, without the prior consent of both Sublessor and Prime Lessor.  Sublessee shall comply with all of the terms and provisions of Section 11 of the Prime Lease with respect to any proposed assignment or sublease.  Sublessor agrees that it shall not unreasonably withhold or delay its consent to any assignment or further sublease provided that Sublessor may withhold or condition its consent for any reason that Prime Lessor is permitted to withhold or condition its consent under Section 11 of the Prime Lease.  Notwithstanding any such consent, Sublessee shall remain liable to Sublessor for the payment of all Base Rent and Additional Rent, and for the performance of the covenants and conditions of this Sublease (which liability, following any assignment, shall be joint and several with the assignee), and Guarantor shall continue to remain fully liable under the Guaranty (as defined below).  Sublessee shall be obligated to pay to Sublessor all of Sublessor’s reasonable costs and expenses arising out of any request to further sublet or assign this Sublease, including without limitation, reasonable attorney’s fees.

Article 6

RENT

6.1BASE RENT; ADDITIONAL RENT

6.1.1The Base Rent and Additional Rent specified in Section 1.1, above (together, “Rent”) shall be payable by Sublessee to Sublessor at the mailing address of Sublessor set forth in Section 1.1 (or such other place as Sublessor may from time to time designate by notice to Sublessee).

6.1.2Rent shall be payable, in advance, on or before the first (1st) day of each and every calendar month during the Term of this Sublease; provided, however, that no Base Rent shall be due or payable for the period of time prior to the Rent Commencement Date specified in Section 1.1, above.  Rent for any partial month shall be paid by Sublessee to Sublessor on a pro rata basis.

6.1.3For purposes of Additional Rent due from Sublessee hereunder, Exhibit B of the Prime Lease shall apply, except that: (i) Sublessee shall be liable for Sublessee’s Share of Expenses from and after January 1, 2022, and only to the extent such Expenses (including without limitation any estimated Expenses) exceed the actual Expenses for calendar year 2021 (the “Base Year for Expenses”); (ii) Sublessee shall be liable for Sublessee’s Share of Taxes from and after July 1, 2021, and only to the extent such Taxes (including without limitation any estimated Taxes) exceed the actual Taxes for Fiscal Year 2021 (i.e., July 1, 2020 to June 30, 2021) (the “Base Year for Taxes”); and (iii) notwithstanding anything in this Sublease to the contrary, wherever the term “Landlord” is used in Exhibit B of the Prime Lease in connection with Landlord’s discretion or the calculation Expenses and Taxes, such term shall be deemed to refer to Prime Lessor. Commencing on January 1, 2022 (following the expiration of the Base Year for Expenses), Sublessee shall pay to Sublessor Sublessee’s Share of Expenses due from Sublessor under the Prime Lease that exceed the Base Year for Expenses, and commencing on July 1, 2021 (following expiration of the Base Year for Taxes), Sublessee shall pay to Sublessor Sublessee’s Share of Taxes due from Sublessor under the Prime Lease that exceed the Base Year for Taxes.  For the avoidance of doubt, Sublessor shall have no obligation to prepare any estimate or statement pursuant to Exhibit B of the Prime Lease, but shall provide Sublessee with a copy of any such estimate or statement prepared by Prime Lessor promptly upon Sublessor’s receipt thereof.  If Sublessee disputes such statement setting forth the grounds of the dispute, Sublessor shall also dispute the statement on the same grounds or additional grounds, if any, that Sublessor may have; provided that Sublessee shall indemnify, defend, and hold Sublessor harmless from and against any and all liabilities, losses, obligations, damages, penalties, claims, costs, and expenses (including reasonable attorneys’ fees and disbursements) which are paid, suffered, or incurred by Sublessor as a result of any such dispute.

1.1.1Promptly after Sublessor and Prime Lessor have made the appropriate adjustments between themselves on account of such actual Expenses and Taxes, the amounts paid by Sublessee as Sublessee’s Share of such estimated installments of Expenses or Taxes shall be adjusted between Sublessor and Sublessee.  The parties’ obligations hereunder to make such adjustments shall survive the expiration or termination of this Sublease.

6.1.3All Rent and other amounts due under this Sublease shall be made without demand, offset or deduction.  Sublessee shall be entitled to a fair and equitable share of all rent abatements set forth in the Prime Lease, if any, which Sublessor has been granted with respect to the Premises.

6.2LATE PAYMENTS; ADDITIONAL RENT

If any installment of Rent, Additional Rent or other charges is not paid on or before the date such payment is due and payable more than once within any twelve (12) month period, and if as a result Sublessor is obligated to pay to Prime Lessor the late charges or interest specified in Section 16.07 of the Prime Lease or any other late charge or penalty, then Sublessee shall pay to Sublessor a late charge of five percent (5%) greater than any late charge, fee or payment that Prime Lessor charges to Sublessor.  In addition, if Sublessee shall fail to make any such payment within five (5) days after the due date (or any such shorter grace period that may be provided under the Prime Lease for the failure to pay any amounts), such payment shall bear interest at the rate per annum which is two percent (2%) more than the rate that Prime Lessor may charge Sublessor under Section 16.07 of the Prime Lease, provided, however, that nothing contained herein shall be construed as permitting Sublessor to charge or receive interest in excess of the maximum legal rate than allowed by law.  Such late charge and interest shall constitute Additional Rent due and payable hereunder with the next installment of Base Rent due hereunder.

Article 7

ALTERATIONS

7.1ALTERATIONS

Sublessee shall not make any alterations, installations, and improvements to the Premises without first obtaining the prior consent of both Sublessor (which consent will not be unreasonably withheld or delayed) and Prime Lessor, and any such approved alterations, installations and improvements shall comply with Section 8.01 of the Prime Lease, and Sublessee shall be obligated to comply with the terms and provisions of Section 8.01 as required by “Tenant” thereunder.  Sublessor shall not be responsible for the failure or refusal of Prime Lessor to consent to such improvements.  Any such approved alterations, additions or improvements shall be done at Sublessee’s sole expense in a good and workmanlike manner and in compliance with all applicable laws and codes and the applicable requirements of the Prime Lease and shall be constructed with contractors approved by Sublessor, such approval not to be unreasonably withheld, conditioned or delayed.  Sublessor, by written notice to Sublessee at least twenty-five (25) days before the expiration of the Sublease Term, may require Sublessee, at Sublessee’s expense, to remove any such alterations, installations, and improvements that Prime Lessor has designated as Required Removables pursuant to Section 8.03 of the Prime Lease.  Any such alterations, installations, and improvements that are not Required Removables shall remain upon the Premises at the expiration of the Sublease Term, as provided in Section 8.03 of the Prime Lease.

Article 8

SUBLESSEE’S RISK

8.1SUBLESSEE’S RISK

Sublessee agrees to use and occupy the Premises at Sublessee’s own risk; and to the fullest extent permitted by law, Sublessor shall have no responsibility or liability for any loss of or damage to fixtures or other personal property of Sublessee, or of those claiming by, through or under Sublessee, including without limitation, any loss or damage from the breaking, bursting, crossing, stopping or leaking of electric cables and wires, and water, gas, sewer or steam pipes or like matters.  In no event shall Sublessor be liable for any consequential, special, punitive or indirect loss or damage which Sublessee may incur or suffer in connection with this Sublease or any services to be performed or provided hereto.

Article 9

SUBLESSOR’S  ACCESS TO PREMISES

9.1SUBLESSOR’S RIGHT OF ACCESS

If Sublessee fails to make any necessary repairs to the Premises within a reasonable time after notice thereof from Sublessor, Sublessor shall have the right to enter the Premises at all reasonable hours upon reasonable notice for the purpose of making such repairs, at Sublessee’s cost and expense.

Article 10

INSURANCE

10.1SUBLESSEE’S INSURANCE

Sublessee shall maintain throughout the Term of this Sublease such insurance in respect of the Premises and the conduct and operation of Sublessee’s business in the Premises, with Sublessor and Prime Lessor listed as additional insureds as is required of “Tenant” under the terms of the Prime Lease (including, without limitation, Section 13.02 as incorporated in this Sublease by reference) with no penalty to Sublessor or Prime Lessor resulting from deductibles or self-insured retentions effected in Sublessee’s insurance coverage, and with such other endorsements and provisions as Sublessor or Prime Lessor may reasonably request.  If Sublessee fails to procure or maintain such insurance, pay all premiums and charges therefor and provide Sublessor with certificate(s) of such insurance, then Sublessor may (but shall not be obligated to) do so, whereupon Sublessee shall reimburse Sublessor upon demand for Sublessor’s costs incurred in so doing.  All such insurance policies shall, to the extent obtainable, contain endorsements providing that (i) such policies may not be canceled except upon at least thirty (30) days’ prior notice to Sublessor and Prime Lessor, (ii) no act or omission of Sublessee shall affect or limit the obligations of the insurer with respect to any other named or additional insured and (iii) Sublessee shall be solely responsible for the payment of all premiums under such policies and Sublessor, notwithstanding that it is or may be named as an additional insured, shall have no obligation for the payment of any insurance premiums.  Such insurance shall otherwise be reasonably acceptable to Sublessor in both form and substance.  No less than ten (10) days before the Commencement Date, Sublessee shall deliver to Sublessor and Prime Lessor a certificate evidencing the coverages required by Section 13.02 of the Prime Lease.  Any endorsements to such certificates shall also be delivered to Sublessor and Prime Lessor immediately upon issuance of such certificates.  Sublessee shall procure and pay for renewals of such insurance from time to time before the expiration of such insurance, and Sublessee shall deliver to Sublessor and Prime Lessor such renewal certificates at least thirty (30) days before the expiration of any existing policy.  If Sublessee fails so to deliver any such renewal certificate at least thirty (30) days before the expiration of any existing policy, then, in addition to its other rights and remedies in respect of such breach of this Sublease by Sublessee, Sublessor shall have the right, but not the obligation, to obtain such insurance on Sublessee’s behalf, whereupon Sublessee shall reimburse Sublessor upon demand for Sublessor’s costs incurred in so doing.  Sublessee shall include in all insurance policies required to be maintained under this Sublease any clauses or endorsements in favor of Prime Lessor including, but not limited to, waivers of the right of subrogation, which Sublessor is required to provide as “Tenant” under the provisions of the Prime Lease.  Sublessee releases and waives all claims against Sublessor for loss or damage to Sublessee’s personal property and its alterations in the Premises to the extent that any loss or damage is insurable under policies of casualty insurance Sublessee carries or is required to carry under this Sublease.

Article 11

CASUALTY

11.1CASUALTY AND RESTORATION; EMINENT DOMAIN

If the Premises, or any part thereof, shall be damaged or destroyed by fire or other casualty or subject to a taking by eminent domain then Sublessee shall promptly notify Prime Lessor and Sublessor.  Under the Prime Lease, the Prime Lessor is obligated to repair or restore the Premises in the case of a casualty to the extent and in the manner set forth in Section 14 of the Prime Lease.  With respect to an eminent domain taking, the Prime Lease shall terminate pursuant to Section 15 thereof.  If Prime Lessor abates Sublessor’s rent with respect to the Premises as a result of any casualty or condemnation, then Rent and other charges hereunder shall be similarly abated for so long as Sublessor is entitled to and receives an abatement under the Prime Lease.  If damage is of the type which entitles Prime Lessor or Sublessor to terminate the Prime Lease, and if Prime Lessor or Sublessor elects to do so, then the Prime Lease shall cease and come to an end and this Sublease shall similarly terminate.  Sublessee acknowledges that Sublessor shall, in no event, have any obligation whatsoever to rebuild or restore any damage to the Premises.  Notwithstanding anything to the contrary in Sections 14 and 15 of the Prime Lease (i) if the Premises are materially damaged during the last twelve (12) months of this Sublease, Sublessee shall have the right to terminate this Sublease upon thirty (30) days prior written notice, and ii) if any part of the Premises is taken by eminent domain or private purchase in lieu thereof, Sublessee shall have the right to terminate this Sublease upon thirty (30) days prior written notice.

DEFAULT

12.1EVENTS OF DEFAULT

This Sublease and the Sublease Term are subject to the limitation that Sublessee shall be in default if, at any time during the Term of this Sublease, any one or more of the covenants, obligations or requirements of Sublessee under this Sublease or the events set forth in Section 16.01 of the Prime Lease, which is incorporated into this Sublease pursuant to Section 2.2.2, above, shall occur and not be cured prior to the expiration of the grace period (if any) set forth in Section 16.01 of the Prime Lease (provided, however, that any grace period for non-monetary defaults provided in Section 16.01 of the Prime Lease shall be five (5) calendar days shorter in this Sublease), or if a default exists under the Guaranty by Guarantor after the expiration or any applicable notice and cure periods (such uncured event being hereinafter referred to as an “Event of Default”).

12.2REMEDIES

Upon the happening of any one or more of the aforementioned Events of Default, and without limiting any other right or remedy that may be available at law or in equity, Sublessor shall have, and may exercise, any or all of the rights provided to Prime Lessor under the Prime Lease, including without limitation Section 16 thereof.

MISCELLANEOUS PROVISIONS

13.1SIGNAGE

Subject to Prime Lessor’s prior written consent, Sublessee shall have the right, at Sublessee’s sole cost and expense, to have its name installed on the tenant directory in the main lobby of the Building, and subject to Prime Lessor’s and Sublessor’s prior written consent (which, with respect to Sublessor, shall not be unreasonably withheld, conditioned or delayed), Sublessee, at its sole cost and expense, shall have the right to install signage at the entrance to the Premises with a location, size, design, and logo acceptable to Prime Lessor in its sole and absolute discretion.  Except for the signage permitted by this Section 13.1, Sublessee shall not erect any signs which are visible from the exterior of the Premises, or that are not in compliance with applicable Laws.  Upon the expiration or earlier termination of the Sublease Term, Sublessee shall promptly remove all Sublessee’s signage at the exterior of the Premises or otherwise approved by Prime Lessor and Sublessee, and restore all damage related to the installation, existence, and/or removal of such signage.

13.2WAIVER

Failure on the part of either party to complain of any action or non‑action on the part of the other, no matter how long the same may continue, shall never be deemed to be a waiver by such party of any of its rights hereunder.  Further, it is agreed that no waiver of any of the provisions hereof by either party shall be construed as a waiver of any of the other provisions hereof and that a waiver at any time of any of the provisions hereof shall not be construed as a waiver at any subsequent time of the same provisions.  The consent to or approval of any action by either party requiring such consent or approval shall not be deemed to waive or render unnecessary such consent to or approval of any subsequent similar act by such party.

13.3COVENANT OF QUIET ENJOYMENT

Sublessee, subject to the terms and provisions of this Sublease, on payment of the Rent and observing, keeping, and performing all of the terms and provisions of this Sublease on Sublessee’s part to be observed, kept, and performed, shall lawfully, peaceably, and quietly have, hold, occupy, and enjoy the Premises during the Sublease Term without hindrance or ejection by Sublessor or by any person lawfully claiming under Sublessor; the foregoing covenant of quiet enjoyment is given in lieu of any other covenant, whether express or implied.

13.4INDEPENDENT COVENANTS

The obligations of Sublessor and Sublessee, respectively, under this Sublease are agreed by the parties to be independent covenants.  If Sublessor fails to perform any obligation under this Sublease required to be performed by Sublessor, Sublessee shall have no right to (i) terminate this Sublease, (ii) avail itself of self-help or to perform any obligation of Sublessor, (iii) abatement or withholding of Rent, or any other charges or sums payable by Sublessee under this Sublease; or (iv) any right of setoff.

13.5INVALIDITY OF PARTICULAR PROVISIONS; TIME IS OF THE ESSENCE

If any term or provision of this Sublease, or the application thereof to any person or circumstance, shall, to any extent, be invalid or unenforceable, the remainder of this Sublease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Sublease shall be valid and be enforced to the fullest extent permitted by law.  Time is of the essence of each provision of this Sublease.

13.6BROKERS

Each party represents and warrants to the other that it has not directly or indirectly dealt, with respect to the Premises and this Sublease with any broker other than the Brokers identified in Section 1.1 (the “Brokers”).  Each party shall save harmless and indemnify the other party against any claims by anyone with whom it has so dealt or by whom its attention was called to the Premises, other than the Brokers, for a commission arising out of the execution and delivery of this Sublease or out of negotiations between Sublessor and Sublessee with respect to space in the Buildings.  Sublessor agrees to pay the Brokers the commission with respect to this Sublease set forth in a separate agreement between Sublessor and the Brokers.

13.7PROVISIONS BINDING, ETC.

Except as herein otherwise expressly provided, the terms hereof shall be binding upon and shall inure to the benefit of the heirs, legal representatives, successors and assigns, respectively, of Sublessor and Sublessee.  Each term and each provision of this Sublease to be performed by Sublessee shall be construed to be both a covenant and a condition.  The reference contained to the successors and assigns of Sublessee is not intended to constitute a consent to assignment by Sublessee, but has reference only to those instances in which Sublessor shall have given its consent to a particular assignment if such consent is required by the provisions of this Sublease.  Each person executing this Sublease on behalf of Sublessor warrants that Sublessor is a duly existing and valid Delaware corporation qualified to do business in Massachusetts, that Sublessor has duly executed and delivered this Sublease, that the execution and delivery of, and the performance by Sublessor of its obligations under this Sublease are within the powers of Sublessor and have been duly authorized by all requisite corporate action, and that this Sublease is a valid and binding obligation of Sublessor in accordance with its terms.  Each of the persons executing this instrument on behalf of the Sublessee hereby covenant and warrant that the Sublessee is a duly existing and valid Delaware limited liability company qualified to do business in Massachusetts, that Sublessee has duly executed and delivered this Sublease, that the execution and delivery of, and the performance by Sublessee of its obligations under this Sublease are within the powers of Sublessee and have been duly authorized by all requisite action, and that the Sublease is a valid and binding obligation of Sublessee in accordance with its terms.  This Sublease may be executed in one or more counterparts, each such counterpart shall be considered an original, and all of which together shall constitute a single agreement.  The exchange of executed copies of this Sublease by electronic transmission shall constitute effective execution and delivery of this Sublease as to the parties for all purposes, and signatures of the parties transmitted electronically shall be deemed to be their original signatures for all purposes.

13.8NO RECORDING

Sublessee agrees not to record this Sublease or any notice thereof.

13.9NOTICES

Whenever by the terms of this Sublease notice, demand or other communication shall or may be given, either to Sublessor or to Sublessee, the same shall be adequately given if in writing and delivered by hand or sent by registered or certified mail, postage prepaid or by a reputable overnight delivery service:

If intended for Sublessor, at the applicable mailing address of Sublessor set forth in Section 1.1, and at all times with a courtesy copy to David L. Wiener, Esq., Anderson & Kreiger LLP, 50 Milk Street, 21st Floor, Boston, Massachusetts 02109 (or to such other address or addresses as may from time to time hereafter be designated by Sublessor by like notice).

If intended for Sublessee, at the applicable mailing address of Sublessee set forth in Section 1.1 with a courtesy copy to John C. Schnaufer, Esq., John C. Schnaufer, Esq., LLC, 280 N. Central Avenue, Suite 311, Hartsdale, NY 10530 (or to such other address or addresses as may from time to time hereafter be designated by Sublessee by like notice).

All such notices shall be effective upon receipt or refusal to receive.

13.10SECURITY DEPOSIT

Upon the execution of this Sublease, Sublessee shall deposit with Sublessor the Security Deposit in cash in the amount set forth in Section 1.1, for the faithful performance and observance by Sublessee of the terms and provisions of the Sublease.  If Sublessee defaults with respect to any of the terms, provisions and conditions of this Sublease, Sublessor may draw down on the Security Deposit to the extent required for the payment of Rent, Additional Rent or any other sum as to which Sublessee is in default, or any sum which Sublessor may expend or may be required to expend by reason of Sublessee’s default.  In the event that Sublessor does draw down on the Security Deposit, Sublessee shall within five (5) business days after receiving notice from Sublessor, replenish the Security Deposit by the amount Sublessor withdrew therefrom and failure to do so within such 5-business day period shall constitute a default under this Sublease.  Provided that no default exists at the expiration or earlier termination of the Sublease Term, Sublessor shall return any unapplied balance of the Security Deposit to Sublessee within sixty (60) days after such expiration or earlier termination of the Sublease Term.  If at any time after the third (3rd) anniversary of the Commencement Date, so long as Sublessee has not been in default under this Sublease beyond any applicable notice and cure periods (the “SD Reduction Obligation”), then Sublessee may notify Sublessor in writing that it wishes to decrease the Security Deposit to an amount equal to $57,797.75 (the “Reduced Security Deposit”).  Within ten (10) business days of receipt of such notice, Sublessor shall either: (i) confirm in writing that the SD Reduction Obligation has been satisfied and that the Security Deposit shall be deemed to equal the Reduced Security Deposit, and shall thereafter promptly return to Sublessee the amount by which the Security Deposit exceeds the the Reduced Security Deposit, or (ii) provide Sublessee with satisfactory written evidence that such SD Reduction Obligation has not been satisfied.

13.11GUARANTY

As a condition to this Sublease being executed by Sublessor, the Guarantor is concurrently herewith executing a Guaranty of Sublease (the “Guaranty”) in the form of Exhibit D, which guarantees Sublessee’s obligations under this Sublease as more particularly set forth therein.

13.12PRIME LESSOR CONSENT

This Sublease shall not be effective until and unless Prime Lessor has given its consent hereto; Sublessor shall be responsible for paying all costs and expenses payable to Prime Lessor under the Prime Lease in connection with obtaining such consent.  Sublessor shall not be liable to Sublessee for the failure or refusal of Prime Lessor to consent to this Sublease.

[Signature Page Follows]

EXECUTED under seal, in any number of counterpart copies, each of which counterpart copies shall be an original for all purposes, as of the day and year first above written.

SUBLESSOR:Adicet Bio, Inc.

By: /s/ Chen Schor
Name: Chen Schor
Its: President and CEO
hereunto duly authorized

SUBLESSEE:RFS OPCO LLC

By: /s/ Edmond Moriarty
Name: Edmond Moriarty
Its: CFO
hereunto duly authorized

Exhibit A

Plan of Premises

[See Attached]

Exhibit B

Prime Lease and First Amendment

[See Attached]

Exhibit C

Bill of Sale

KNOW ALL MEN BY THESE PRESENTS, that Adicet Bio, Inc., a Delaware corporation having a place of business at 500 Boylston Street, 13th Floor, Boston, MA 02116 (“Sublessor”), for One Dollar ($1.00) and for other good and valuable consideration paid by RFS OPCO LLC, a Delaware limited liability company, having a place of business at 45 Rockefeller Plaza, Floor 5, New York, NY 10111 (“Sublessee”), hereby sells to Sublessee, its successors and assigns, the furniture, fixtures, and equipment (the “Furniture”) owned by Sublessor and listed on Exhibit C-1 attached hereto and incorporated herein.

TO HAVE AND TO HOLD the same unto Sublessee, its successors and assigns to and for its own use and behalf forever.

Sublessor warrants that the Furniture being conveyed hereunder is owned free and clear of all liens and encumbrances.  Except as expressly provided in the preceding sentence, the Furniture is being conveyed to Sublessee without recourse, and Sublessor expressly disclaims any representation or warranty, express or implied, including, without limitation, any representation or warranty relating to the physical condition of the Furniture or the fitness of the Furniture for any particular purpose.

This Bill of Sale may be executed in any number of counterparts, each of which so executed shall be deemed original; such counterparts shall together constitute but one agreement.  An electronic signature on this Bill of Sale shall have the same force and effect as an original signature.

[Signature Page Follows]

IN WITNESS WHEREOF, Sublessor and Sublessee have caused these presents to be signed by their duly authorized officers as of ____________________, 2021.

SUBLESSOR:Adicet Bio, Inc.

By______________________________
Name:
Its:
hereunto duly authorized

SUBLESSEE:RFS OPCO LLC

By: /s/ Edmond Moriarty
Name: Edmond Moriarty
Its: CFO
hereunto duly authorized

Exhibit C-1

Schedule of Furniture

All artwork throughout the space may be available but will require Rockefeller assume the current contract that Adicet Bio has in place.

The treadmill and copier will not be transferred to Rockefeller and everything in the IT room will be taken by Adicet Bio.

Main Conference Room:

-	whiteboard, 20 chairs, conference room table, credenza
-	AV equipment and TV

Main Reception Area:

-	reception desk, chair behind reception desk, rolling file cabinet, couch, 3 chairs for guests, 2 tables, 8 adjustable chairs (being stored in corner of reception area)

Kitchen:

-	4 small tables and chairs, 4 high top chairs, refrigerators, microwave

IDUN:

-	All items to be transferred to Rockefeller – i.e. 1 table, 2 chairs

GERAS:

-	Only item to be transferred to Rockefeller is the whiteboard, tv

HEBE:

-	Table, 3 chairs, 2 tables, whiteboard, tv

RHEIA:

-	1 table, 1 chair, 1 small rolling file cabinet, 2 monitors

EOS:

-	2 chairs, 2 tables

Mother’s Room:

-	No items to be transferred to Rockefeller

AIGLE:

-	2 file cabinets, 1 table, 5 chairs, 3 small tables, monitor

ELLI:

-	Whiteboard, 12 chairs, 1 conference room table, 1 small table, tv

KRONOS:

-	Table, monitor, 7 high chairs

OPEN SPACE:

-	7 work stations against the south wall of the space, 8 small rolling file cabinets, 7 chairs

There is a total of 7, 6 person pods (workstations) that include the following:

Pod #1 (adjacent to IT room):

-	8 small rolling file cabinets, 6 Chairs, 10 monitors

Pod #2 (closest to Kronos):

-	5 small rolling file cabinets, 6 chairs, 10 monitors

Pod #3 (Near AIGLE):

-	4 small rolling file cabinets, 6 chairs, 10 monitors

Pod #4 (where Nick sits):

-	8 small rolling file cabinets, 6 chairs, 10 monitors

Pod #5 (next to the pod Nick was sitting at):

-	5 small rolling file cabinets, 6 chairs, 10 monitors

Pod #6 (adjacent to EOS):

-	6 small rolling file cabinets, 6 chairs, 10 monitors

Pod #7 (adjacent to HEBE):

-	6 small rolling file cabinets, 10 monitors, 6 chairs

3 workstations against the wall near the treadmill:

-	3 small rolling file cabinets, 3 chairs

Exhibit D

Guaranty of Sublease

This Guaranty of Sublease (this “Guaranty”) is executed effective on the ____ day of _______, 2021, by Rockefeller Capital Management L.P., a Delaware limited partnership (“Guarantor”), in favor of ADICET BIO, INC., a Delaware corporation (“Sublessor”).

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor covenants and agrees as follows:

1.RECITALS.  This Guaranty is made with reference to the following recitals of facts which constitute a material part of this Guaranty:

(a)Sublessor, as sublessor, and RFS Opco, LLC, a Delaware limited liability company, as sublessee (“Sublessee”), entered into that certain Sublease dated as of ___________, 2021 (the “Sublease”) with respect to certain premises on the thirteenth (13th) floor of the building located at 500 Boylston Street, Boston, Massachusetts, as more particularly described in the Sublease (the “Premises”).

(b)Guarantor is an affiliate of Sublessee, and is receiving a substantial benefit for executing this Guaranty.

(c)Sublessor would not have entered into the Sublease with Sublessee without having received this Guaranty executed by Guarantor as an inducement to Sublessor.

(d)By this Guaranty, Guarantor intends to absolutely, unconditionally and irrevocably guarantee the full, timely, and complete (i) payment of all Rent and other sums required to be paid by Sublessee under the Sublease and any other indebtedness of Sublessee, (ii) performance of all other terms, covenants, conditions and obligations of Sublessee arising out of the Sublease and all foreseeable and unforeseeable damages that may arise as a foreseeable or unforeseeable consequence of any non-payment, non-performance or non-observance of, or non-compliance with, any of the terms, covenants, conditions or other obligations described in the Sublease (including, without limitation, all attorneys' fees and disbursements and all litigation costs and expenses incurred or payable by Sublessor or for which Sublessor may be responsible or liable, or caused by any such default), and (iii) payment of those certain expenses (including reasonable attorneys’ fees and expenses and litigation expenses) incurred by Sublessor in enforcing any of the rights under the Sublease as Sublessee is required to pay under the Sublease, or this Guaranty, or otherwise at law or in equity within five (5) days after Sublessor’s demand thereafter (collectively, the “Guaranteed Obligations”).

2.GUARANTY.  From and after the Execution Date (as such term is defined under the Sublease), Guarantor absolutely, unconditionally and irrevocably guarantees, as principal obligor and not merely as surety, to Sublessor, the full, timely and unconditional payment and performance, of the Guaranteed Obligations strictly in accordance with the terms of the Sublease, as such Guaranteed Obligations may be modified, amended, extended or renewed from time to time. This is a Guaranty of payment and performance and not merely of collection.  Guarantor agrees that Guarantor is primarily liable for and responsible for the payment and performance of the Guaranteed Obligations.  Guarantor shall be bound by all of the provisions, terms, conditions, restrictions and limitations contained in the Sublease which are to be observed or performed by Sublessee, the same as if Guarantor was named therein as Sublessee with joint and several liability with Sublessee, and any remedies that Sublessor has under the Sublease against Sublessee shall apply to Guarantor as well.  If Sublessee defaults in any Guaranteed Obligation under the Sublease, Guarantor shall in lawful money of the United States, pay to Sublessor on demand the amount due and owing under the Sublease.  Guarantor waives any rights to notices of acceptance, modifications, amendment, extension or breach of the Sublease.  If Guarantor is a natural person, it is expressly agreed that this Guaranty shall survive the death of such guarantor and shall continue in effect.  The obligations of Guarantor under this Guaranty are independent of the obligations of Sublessee or any other guarantor.  Guarantor acknowledges that this Guaranty and Guarantor's obligations and liabilities under this Guaranty are and shall at all times continue to be absolute and unconditional in all respects and shall be the separate and independent undertaking of Guarantor without regard to the genuineness, validity, legality or enforceability of the Sublease, and shall at all times be valid and enforceable irrespective of any other agreements or circumstances of any nature whatsoever which might otherwise constitute a defense to this Guaranty and the obligations and liabilities of Guarantor under this Guaranty or the obligations or liabilities of any other person or entity (including, without limitation, Sublessee) relating to this Guaranty or the obligations or liabilities of Guarantor hereunder or otherwise with respect to the Sublease or to Sublessee.  Guarantor hereby absolutely, unconditionally and irrevocably waives any and all rights it may have to assert any defense, set-off, counterclaim or cross-claim of any nature whatsoever with respect to this Guaranty or the obligations or liabilities of Guarantor under this Guaranty or the obligations or liabilities of any other person or entity (including, without limitation, Sublessee) relating to this Guaranty or the obligations or liabilities of Guarantor under this Guaranty or otherwise with respect to the Sublease, in any action or proceeding brought by the holder hereof to enforce the obligations or liabilities of Guarantor under this Guaranty.  This Guaranty sets forth the entire agreement and understanding of the Sublessor and Guarantor with respect to the Guaranteed Obligations, and Guarantor acknowledges that no oral or other agreements, understandings, representations or warranties exist with respect to this Guaranty or with respect to the obligations or liabilities of Guarantor under this Guaranty.  The obligations of Guarantor under this Guaranty shall be continuing and irrevocable (a) during any period of time when the liability of Sublessee under the Sublease continues, and (b) until all of the Guaranteed Obligations have been fully discharged by payment, performance or compliance. If at any time all or any part of any payment received by Sublessor from Sublessee or Guarantor or any other person under or with respect to the Sublease or this Guaranty has been refunded or rescinded pursuant to any court order, or declared to be fraudulent or preferential, or are set aside or otherwise are required to be repaid to Sublessee, its estate, trustee, receiver or any other party, including as a result of the insolvency, bankruptcy or reorganization of Sublessee or any other party (an “Invalidated Payment”), then Guarantor’s obligations under this Guaranty shall, to the extent of such Invalidated Payment be reinstated and deemed to have continued in existence as of the date that the original payment occurred.  This Guaranty shall not be affected or limited in any manner by whether Sublessee may be liable, with respect to the Guaranteed Obligations individually, jointly with other primarily, or secondarily.

3.NO IMPAIRMENT OF GUARANTEED OBLIGATIONS.  Guarantor further agrees that Guarantor’s liability for the Guaranteed Obligations shall in no way be released, discharged, impaired or affected or subject to any counterclaim, setoff or deduction by (a) any waiver, consent, extension, indulgence, compromise, release, departure from or other action or inaction of Sublessor under or in respect of the Sublease or this Guaranty, or any obligation or liability of Sublessee, or any exercise or non-exercise of any right, remedy, power or privilege under or in respect to the Sublease or this Guaranty, (b) any change in the time, manner or place of payment or performance of the Guaranteed Obligations, (c) the acceptance by Sublessor of any additional security or any increase, substitution or change therein, (d) the release by Sublessor of any security or any withdrawal thereof or decrease therein, (e) any assignment of the Sublease or any subletting of all or any portion of the Premises (with or without Sublessor’s or Prime Lessor’s consent), (f) any holdover by Sublessee beyond the term of the Sublease (g) any termination of the Sublease, (h) any release or discharge of Sublessee in any bankruptcy, receivership or other similar proceedings, (i) the impairment, limitation or modification of the liability of Sublessee or the estate of Sublessee in bankruptcy or of any remedy for the enforcement of Sublessee’s liability under the Sublease resulting from the operation of any present or future provisions of any bankruptcy code or other statute or from the decision in any court, or the rejection or disaffirmance of the Sublease in any such proceedings, (j) any merger, consolidation, reorganization or similar transaction involving Sublessee, even if Sublessee ceases to exist as a result of such transaction, (k) the change in the corporate relationship between Sublessee and Guarantor or any termination of such relationship, (l) any change in the direct or indirect ownership of all or any part of the shares in Sublessee, or (m) to the extent permitted under applicable law, any other occurrence or circumstance whatsoever, whether similar or dissimilar to the foregoing, which might otherwise constitute a legal or equitable defense or discharge of the liabilities of Guarantor or which might otherwise limit recourse against Guarantor.  Guarantor further understands and agrees that Sublessor may at any time enter into agreements with Sublessee to amend and modify the Sublease, and may waive or release any provision or provisions of the Sublease, and, with reference to such instruments, may make and enter into any such agreement or agreements as Sublessor and Sublessee may deem proper and desirable, without in any manner impairing or affecting this Guaranty or any of Sublessor’s rights hereunder or Guarantor’s obligations hereunder, unless otherwise agreed in writing thereunder or under the Sublease.

4.REMEDIES.

(a)If Sublessee defaults with respect to the Guaranteed Obligations, and if Guarantor does not fulfill, within any applicable cure periods provided in the Sublease, Sublessee’s obligations upon its receipt of written notice of such default from Sublessor, Sublessor may at its election proceed against Guarantor, Sublessee, or any combination of Sublessee, Guarantor, and/or any other guarantor. It is not necessary for Sublessor, in order to enforce payment and performance by Guarantor under this Guaranty, first or contemporaneously to institute suit or exhaust remedies against Sublessee or other liable for any of the Guaranteed Obligations or to enforce rights against any collateral securing any of it.  Guarantor hereby waives any right to require Sublessor to join Sublessee in any action brought hereunder or to commence any action against or obtain any judgment against Sublessee or to pursue any other remedy or enforce any other right.  If any portion of the Guaranteed Obligations terminates and Sublessor continues to have any rights that it may enforce against Sublessee under the Sublease after such termination, then Sublessor may at its election enforce such rights against Guarantor.  Unless and until all Guaranteed Obligations have been fully satisfied, Guarantor shall not be released from its obligations under this Guaranty irrespective of: (i) the exercise (or failure to exercise) by Sublessor of any of Sublessor’s rights or remedies (including, without limitation, compromise or adjustment of the Guaranteed Obligations or any part thereof); or (ii) any release by Sublessor in favor of Sublessee regarding the fulfillment by Sublessee of any obligation under the Sublease.

(b)Notwithstanding anything in the foregoing to the contrary, Guarantor hereby covenants and agrees to and with Sublessor that Guarantor may be joined in any action by or against Sublessee in connection with the Sublease.  Guarantor also agrees that, in any jurisdiction, it will be conclusively bound by the judgment in any such action by or against Sublessee (wherever brought) as if Guarantor were a party to such action even though Guarantor is not joined as a party in such action.

5.WAIVERS.  With the exception of the defense of prior payment, performance or compliance by Sublessee or Guarantor of or with the Guaranteed Obligations which Guarantor is called upon to pay or perform, or the defense that Sublessor’s claim against Guarantor is barred by the applicable statute of limitations, Guarantor hereby waives and releases all defenses of the law of guaranty or suretyship to the extent permitted by law, including but not limited to the following:

(a)All rights Guarantor would otherwise have to require Sublessor, as a condition to Sublessor exercise of its right under this Guaranty, to (i) proceed against Sublessee, (ii) pursue any collateral provided by Sublessee or (iii) pursue any other remedy in Sublessor’s power.

(b)All defenses which Guarantor might otherwise have to its obligations under this Guaranty by reason of any disability of Sublessee or any other person(s), including, without limitation, the incapacity or lack of authority of Sublessee or any other person(s).

(c)All defenses that Guarantor might otherwise have to its obligations under this Guaranty by reason of the invalidity or unenforceability of the Sublease, any of the Guaranteed Obligations or any guaranty or right of offset with respect thereto.

(d)All defenses that Guarantor might otherwise have to its obligations under this Guaranty by reason of any renewal, extension or acceleration of the Guaranteed Obligations, or any amendment, supplement, modification or waiver of or any consent to departure from the Sublease.

(e)All defenses that Guarantor might otherwise have to its obligations under this Guaranty by reason of the validity, perfection, non-perfection or lapse in perfection, priority or avoidance of any security interest or lien; the release of any or all collateral or other security securing or purporting to secure the Guaranteed Obligations; or any impairment of such collateral.

(f)All rights of subrogation, indemnification, contribution and reimbursement.

(g)All presentments, demands for payment or performance, notices of nonperformance, protests, notices of protests, notices of dishonor, notices of nonpayment, notice of acceptance of this Guaranty, diligence in collection, and all other notices of any kind.

(h)All rights Guarantor may otherwise have by reason of Sublessor’s failure to enforce, or delay in enforcing, any of Sublessor’s rights with respect to the Guaranteed Obligations, other than Sublessor’s delay triggering an inapplicable right to claim due to the statute of limitations application.

6.RIGHTS CUMULATIVE.  All rights, powers and remedies of the Sublessor under this Guaranty shall be cumulative and in addition to all rights, powers and remedies given to the Sublessor by law.

7.REPRESENTATION AND WARRANTIES.  Guarantor hereby represents and warrants that (a) Guarantor has goods and net worth that are sufficient to enable Guarantor to promptly perform all of the Guaranteed Obligations as and when they are due; (b) the Sublessor has made no representation to Guarantor as to the creditworthiness or financial condition of Sublessee; (c) Guarantor has full power to execute, deliver and carry out the terms and provisions of this Guaranty and has taken all necessary action to authorize the execution, delivery and performance of this Guaranty; (d) Guarantor’s execution and delivery of, and the performance of its obligations under, this Guaranty does not conflict with or violate any of Guarantor’s organizational documents, or any contract, agreement or decree which Guarantor is a party to or which is binding on Guarantor; (e) the individual executing this Guaranty on behalf of Guarantor has the authority to bind Guarantor to the terms and conditions of this Guaranty; (f) Guarantor has been represented by counsel of its choice in connection with this Guaranty; (g) this Guaranty when executed and delivered shall constitute the legal, valid and binding obligations of Guarantor enforceable against Guarantor in accordance with its terms; (h) there is no action, suit, or proceeding pending or, to the knowledge of Guarantor, threatened against Guarantor before or by any governmental authority which questions the validity or enforceability of, or Guarantor’s ability to perform under, this Guaranty; (i) no authorization, approval, consent or permission (governmental or otherwise) of any court, agency, commission or other authority or entity is required for the due execution, delivery, performance or observance by Guarantor of this Guaranty or for the payment of any sums hereunder; (j) if, due to a change in law or otherwise, any such authorization, approval, consent, filing or permission shall be required in the future in order to permit or effect performance of the obligations of Guarantor under this Guaranty, Guarantor shall obtain such authorization, approval, consent, filing or permission; (k) since the date of the financial statements certifying Guarantor’s financial condition provided to Sublessor in connection with this Guaranty, there has been no sale, lease, assignment or transfer of any material portion of Guarantor’s assets, other than for fair consideration and in the ordinary course of business, consistent with past practice; and (l) Guarantor is in compliance with the requirements of all applicable laws, rules, regulations, ordinances and orders applicable to Guarantor where noncompliance would affect the ability of Guarantor to perform its obligations under this Guaranty or result in a material adverse change in the business or condition, financial or otherwise, or results of operation or prospects of Guarantor.

8.COVENANTS OF GUARANTOR.  Guarantor covenants and agrees as follows: (a) Guarantor will maintain its legal existence as a limited partnership in full force and effect so long as this Guaranty is outstanding; (b) Guarantor will promptly notify Sublessor of any: (i) failure of Guarantor to comply with or satisfy any material covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that such disclosure shall not be deemed to cure any breach of a representation, warranty, covenant or agreement or to satisfy any condition, or (ii) change in the ownership or control of Sublessee or Guarantor; and (c) any merger or consolidation in which Guarantor is not the surviving party shall be preconditioned upon the surviving party (the “Surviving Guarantor”) expressly assuming the obligations of Guarantor pursuant to this Guaranty.  In addition, the Surviving Guarantor shall reaffirm Guarantor’s obligations under this Guaranty by executing and delivering such resolutions, authorizations and confirmations as Sublessor shall reasonably request, all in form acceptable to Sublessor.

9.SUBORDINATION.  In the event of Sublessee’s insolvency or the disposition of the assets of Sublessee, through bankruptcy, by an assignment for the benefit of creditors, by voluntary liquidation, or otherwise, the assets of Sublessee applicable to the payment of all claims of the Sublessor and/or Guarantor shall be paid to the Sublessor and shall be first applied by the Sublessor to the Guaranteed Obligations.  Any indebtedness of Sublessee now or hereafter held by Guarantor, whether as original creditor or assignee or by way of subrogation, restitution, reimbursement, indemnification or otherwise, is hereby subordinated in right of payment to the Guaranteed Obligations.  So long as an uncured event of default exists under the Sublease, (a) at Sublessor’s written request, Guarantor shall cause Sublessee to pay to Sublessor all or any part of any funds invested in or loaned to Sublessee by Guarantor which Guarantor is entitled to withdraw or collect and (b) any such indebtedness or other amount collected or received by Guarantor shall be held in trust for Sublessor and shall forthwith be paid over to Sublessor to be credited and applied against the Guaranteed Obligations.  Subject to the foregoing, Guarantor shall be entitled to receive from the Sublessor any amounts that are, from time to time, due to Guarantor in the ordinary course of business.  Until all of Sublessee’s obligations under the Sublease are fully performed, Guarantor shall have no right of subrogation against Sublessee by reason of any payments, acts or performance by Guarantor under this Guaranty.

10.GOVERNING LAW.  This Guaranty shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, United States of America, without regard to principles of conflicts of laws.  TO THE FULLEST EXTENT PERMITTED BY LAW, GUARANTOR HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS GUARANTY.

11.VENUE; JURISDICTION.

(a)Guarantor irrevocably (i) submits to the non-exclusive personal jurisdiction of any state or federal court in the Commonwealth of Massachusetts in any suit, action or other legal proceeding relating to this Guaranty; (ii) agrees that all claims in respect of any such suit, action or other legal proceeding may be heard and determined in, and enforced in and by, any such court; (iii) waives any objection that it may now or hereafter have to venue in any such court or that such court is an inconvenient forum; (iv) agrees to service of process in any such proceeding by registered or certified mail, postage prepaid, or in any other manner permitted by law, to any then active agent for service of process at any specified address or to Guarantor at its address set forth.  Notwithstanding the foregoing, nothing in this Section shall affect the right of Sublessor to bring any action or proceeding relating to this Guaranty in the courts of any jurisdiction or the right, in connection with any legal action or proceeding whatsoever, to serve legal process in any other manner permitted by law.

(b)In the event, and to the extent, that this Guaranty shall be held ineffective or unenforceable by any court of competent jurisdiction, then Guarantor shall be deemed to be a sublessee under the Sublease with the same force and effect as if Guarantor were expressly named as a co-sublessee therein with joint and several liability.

12.ATTORNEYS’ FEES.  In the event any litigation or other proceeding (“Proceeding”) is initiated by any party against any other party to enforce this Guaranty, the prevailing party in such Proceeding shall be entitled to recover from the unsuccessful party all costs, expenses, and actual reasonable attorneys’ fees relating to or arising out of such Proceeding.

13.MODIFICATION; SIGNATURE.  This Guaranty may be modified only by a contract in writing executed by Guarantor and the Sublessor.  An electronic signature on this Guaranty shall have the same force and effect as an original signature.

14.PARTIAL INVALIDITY.  If any provision of this Guaranty shall be invalid or unenforceable, the remainder of this Guaranty shall not be affected by such invalidity or unenforceability.

15.SUCCESSORS IN INTEREST AND ASSIGNS.  Unless otherwise agreed in writing or under the Sublease, this Guaranty shall be binding upon and shall inure to the benefit of the successors-in-interest and assigns of each party to this Guaranty.  Guarantor may not assign this Guaranty without the prior consent of Sublessor, which may be withheld in Sublessor’s sole and absolute discretion. It is expressly agreed and understood that the Sublessor shall have the right in its sole discretion to assign all of its rights and benefits hereunder to a mortgage or beneficiary of a pledge or assignment of Sublessor’s interest in the Premises, the Sublease, and/or the Prime Lease as collateral for a loan, and Guarantor agrees to such assignment and hypothecation and agrees that the Sublessor’s assignee shall have the right to enforce this Guaranty against Guarantor.

16.NOTICES.  Any notice, consent, demand, invoice, statement or other communication required or permitted to be given hereunder shall be in writing and shall be given by (a) personal delivery; (b) overnight delivery with a reputable international overnight delivery service, such as

FedEx; or (c) facsimile or email transmission, so long as such transmission is followed within one (1) business day by delivery utilizing one of the methods described in subsections (a) or (b).  Any such notice, consent, demand, invoice, statement or other communication shall be deemed delivered: (x) upon receipt, if given in accordance with subsection (a); (y) one (1) business day after deposit with a reputable international overnight delivery service, if given if given in accordance with subsection (b); or (z) upon transmission, if given in accordance with subsection (c).  Any notice, consent, demand, invoice, statement or other communication required or permitted to be given pursuant to this Guaranty shall be addressed as follows:

If to Sublessor:Adicet Bio, Inc.
200 Constitution Drive
Menlo Park, CA 94025
Attn: Nick Harvey

with a copy to:Anderson & Kreiger LLP
50 Milk Street, 21st Floor
Boston, Massachusetts 02109
Attn: David L. Wiener, Esq.
Email: dwiener@andersonkreiger.com

If to Guarantor:	Rockefeller Capital Management L.P.
45 Rockefeller Plaza, Floor 5
New York, NY 10111
Attention: Timothy J. McCarthy, Esq., Deputy General Counsel and Chief Compliance Officer
Email: tmccarthy@rockco.com

Either party may, by notice to the other given pursuant to this Section, specify additional or different addresses for notice purposes.

17.WAIVER.  Any waiver of a breach or default under this Guaranty must be in a writing that is duly executed by the Sublessor and shall not be a waiver of any other default concerning the same or any other provision of this Guaranty.  No delay or omission in the exercise of any right or remedy shall impair such right or remedy or be construed as a waiver.

18.WITHHOLDING.  Unless otherwise agreed in the Sublease, any and all payments by Guarantor to Sublessor under this Guaranty shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and all liabilities with respect thereto (collectively, “Taxes”).  If Guarantor shall be required by any applicable laws to deduct any Taxes from or in respect of any sum payable under this Guaranty to Sublessor: (a) the sum payable shall be increased as necessary so that after making all required deductions, the Sublessor receives an amount equal to the sum it would have received had no such deductions been made; (b) Guarantor shall make such deductions; and (c) Guarantor shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable laws.

19.FINANCIAL CONDITION OF SUBLESSEE.  The Sublessor shall have no obligation to disclose or discuss with Guarantor the Sublessor’s assessment of the financial condition of Sublessee.  Guarantor has adequate means to obtain information from Sublessee on a continuing basis concerning the financial condition of Sublessee and its ability to perform its Guaranteed Obligations, and Guarantor assumes responsibility for being and keeping informed of Sublessee’s financial condition and of all circumstances bearing upon the risk of Sublessee’s failure to perform the Guaranteed Obligations.

20.BANKRUPTCY.  So long as the Guaranteed Obligations remain outstanding, Guarantor shall not, without the Sublessor’s prior written consent, commence or join with any other person in commencing any bankruptcy or similar proceeding of or against Sublessee.  Guarantor’s obligations hereunder shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any bankruptcy or similar proceeding (voluntary or involuntary) involving Sublessee or by any defense that Sublessee may have by reason of an order, decree or decision of any court or administrative body resulting from any such proceeding.  To the fullest extent permitted by law, Guarantor will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar person to pay to the Sublessor or allow the claim of Sublessor in respect of any interest, fees, costs, expenses or other Guaranteed Obligations accruing or arising after the date on which such case or proceeding is commenced.

21.CONVEYANCE OR TRANSFER.  Without the Sublessor’s written consent, Guarantor shall not convey, sell, lease or transfer any of its properties or assets to any person or entity to the extent that such conveyance, sale, lease or transfer could have a material adverse effect on Guarantor’s ability to fulfill any of the Guaranteed Obligations.

22.FINANCIALS.  To induce Sublessor to enter into the Sublease, Guarantor shall, within ninety (90) days after the end of Guarantor’s financial year, furnish Sublessor with a certified copy of Guarantor’s year-end unconsolidated financial statements for the previous year, audited by a nationally recognized accounting firm.  Guarantor represents and warrants that (a) all records and information furnished by Guarantor to Sublessor in connection with the Sublease and this Guaranty are true, correct and complete in all respects and (b) all financial statements furnished by Guarantor to Sublessor in connection with this Guaranty are correct and complete copies of the applicable financial statements, fairly present Guarantor’s financial condition as of the time set forth therein and have been prepared in accordance with United States generally accepted accounting principles consistently applied (“GAAP”)   If audited financial statements are not otherwise prepared, then Guarantor may satisfy the requirement to provide audited financial statements by providing in lieu thereof unaudited financial statements prepared in accordance with GAAP and certified by the chief financial officer of Guarantor as correct and complete copies of such financial statements, fairly presenting Guarantor’s financial condition as of the time set forth therein and having been prepared in accordance with GAAP.

[Signature Page Follows]

IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be signed by its duly authorized officer as of the date first written above.

GUARANTOR

Rockefeller Capital Management L.P.

By: /s/ Edmond Moriarty

Name: Edmond Moriarty

Title: CFO